Exhibit 99.2

                                Letter of Intent

                                         August 6, 2003

Ladies and Gentlemen:

            This letter sets forth the understanding among the Trenwick Companies, the Steering Committee of the LoC Banks, the Noteholders (all as identified on Exhibit A hereto), Magicsunny Limited, number 4818520, (a new holding company wholly-owned by (i) current members of management (the "MBO Team") of certain UK subsidiaries of Trenwick Group Ltd. ("TGL") and (ii) private equity investors that is expected to be renamed Talisman Holdings Limited ("Magicsunny")) and the MBO Team with respect to a contemplated transaction (the "Proposed Transaction") involving, among other things, the sale of certain assets and businesses (the "Lloyd's Businesses") of TGL to Magicsunny, and the sale of and/or run-off of certain other assets and businesses and the distribution of the proceeds of all of the foregoing.

            1. The Proposed Transaction. Subject to the satisfaction of the conditions described in paragraph 2 below, the Proposed Transaction will have the principal terms and conditions set forth on Exhibit B hereto (the "Term Sheet").

            2. Conditions. The Proposed Transaction is subject to, but not limited to, the following conditions: (i) satisfactory completion by Englefield Capital LLP ("Englefield") of legal, financial and operational due diligence on the Lloyd's Businesses; (ii) approval of the Proposed Transaction by the LoC Banks (as defined in the Term Sheet); (iii) negotiation of definitive documentation (the "Definitive Documentation") providing for the Proposed Transaction in form and substance mutually acceptable to the parties hereto;
(iv) approval of the Proposed Transaction by the boards of directors of TGL and the appropriate Trenwick Companies, or their successors, and all of the LoC Banks; (v) receipt of all requisite regulatory approvals and approval of Lloyd's; and (vi) receipt of any requisite approvals of any court having jurisdiction over any Trenwick Company insolvency or bankruptcy proceeding.

            3. No-Solicitation. From the date of this letter until December 15, 2003 (such date and time, the "Expiration Time"), the Trenwick Companies will not, and will cause all of their controlled affiliates and representatives not to, initiate, solicit or accept any offer from any person regarding the acquisition of the Lloyd's Businesses or all or substantially all of TGL's assets (whether by merger, combination, reorganization or other form of transaction (an "Offer"); provided however, that the respective boards of directors of the Trenwick Companies may consider, review and accept an unsolicited Offer for the Lloyd's Businesses or substantially all of the assets of TGL if such action is necessary in order for such boards to fulfill their fiduciary duties following consultation with legal counsel.

            4. Cost Reimbursement. As set forth in the Term Sheet, if the Proposed Transaction does not close and such failure to close is not caused by Magicsunny and/or Englefield Capital (or any of their representatives, agents or assigns), TMAL will pay Magicsunny an amount equal to Magicsunny's reasonable fees and expenses in connection with the Proposed Transaction, including application fees, up to an aggregate amount of $1.5 million (including any VAT if applicable) upon TMAL's receipt of evidence of such fees and expenses reasonably satisfactory to TMAL. This paragraph shall survive the termination provisions in paragraph 8 below.

            5. Public Filing of Letter of Intent and Term Sheet . The parties hereby acknowledge that the Letter of Intent and the Term Sheet will be filed with the Securities and Exchange Commission and other appropriate regulatory bodies shortly after the execution of same and will be filed with the court or courts having jurisdiction over any bankruptcy or insolvency proceedings of any of the Trenwick Companies.

            6. Press Release. Promptly after the execution and delivery of this letter by the parties hereto, the parties may issue press releases, substantially in the form attached hereto as Exhibits C and D. Thereafter, except as may be required by applicable law (including the United States Bankruptcy Code) or securities exchange rules or regulations, no party shall, and each party shall cause their respective affiliates and representatives not to, issue or cause the publication of any press release or other announcement with respect to the Proposed Transaction without the consent of the parties hereto.

            7. Governing Law. This letter shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law rules thereof.

            8. Termination. Unless otherwise agreed by the parties in writing, this letter shall terminate (other than paragraph 4 of this letter, which shall survive such termination) on the earlier of (i) the date that the Definitive Documentation has been executed and (ii) the Expiration Time.

            9. Non-Binding Letter. This letter merely constitutes our current understanding of the Proposed Transaction and, except as set forth in the last sentence of this paragraph, shall not be binding upon the parties, nor shall it impose any obligations on the parties. Except as set forth in the last sentence of this paragraph or as set forth in the Term Sheet, no binding obligation with respect to the Proposed Transaction will result unless the Definitive Documentation is executed and delivered by the parties. Notwithstanding the foregoing, paragraphs 3 through 7 and this paragraph constitute the legal, valid and binding obligations of the parties to the extent set forth in such paragraphs.

            10. Acknowledgment of Bankruptcy and Insolvency Proceedings and Agreement to Cooperate. The parties hereto acknowledge that Trenwick America Corporation ("TAC"), TGL and LaSalle Re Holdings Limited ("LSH") will file for relief under chapter 11 of the United States Bankruptcy Code and TGL and LSH will petition for relief pursuant to section 161 of the Companies Act 1981 in the Supreme Court of Bermuda and will apply for the appointment of Joint Provisional Liquidators with respect thereto. The Definitive Documentation will be subject to the approval of the United States Bankruptcy Court having jurisdiction over TAC's, TGL's and LSH's bankruptcy proceedings. The parties further acknowledge that other Trenwick Companies, their subsidiaries and/or their affiliates may seek relief under applicable bankruptcy or insolvency laws, and thus, this letter may not be binding upon such entities or any liquidator, administrator or similar entity or person having responsibility for overseeing the businesses and assets of any Trenwick Company and/or its subsidiary and/or its affiliate that has sought relief under an insolvency law.

            11. Execution in Counterparts. This letter may be executed in two or more counterparts, in original form or by facsimile, each of which shall be deemed an original, but all of which together will constitute one and the same document.

            If this letter correctly sets forth our understanding, please so acknowledge by signing in the space indicated below and returning the enclosed copy of this letter.


                                        TRENWICK GROUP LTD.

                                        By: /s/ W. M. Becker
                                            ---------------------------------
                                            Name:  W. M. Becker
                                            Title: Acting Chairman and Chief
                                                   Executive Officer


                                        LASALLE RE LIMITED

                                        By: /s/ Alan L. Hunte
                                            ---------------------------------
                                            Name:  Alan L. Hunte
                                            Title: President


                                        TRENWICK AMERICA
                                        CORPORATION

                                        By: /s/ Alan L. Hunte
                                            ---------------------------------
                                            Name:  Alan L. Hunte
                                            Title: President


                                        TRENWICK MANAGING
                                        AGENTS LIMITED

                                        By: /s/ M. C. Watson
                                            ---------------------------------
                                            Name:  M. C. Watson
                                            Title: Chairman and CEO

            If this letter correctly sets forth our understanding, please so acknowledge by signing in the space indicated below and returning the enclosed copy of this letter.


                              JP MORGAN CHASE BANK

                              By: /s/ Thomas R. Dinneen
                                  --------------------------------------
                                  Name:  Thomas R. Dinneen
                                  Title: Managing Director


                              THE ROYAL BANK OF SCOTLAND PLC

                              By: /s/ Peter Ballard
                                  --------------------------------------
                                  Name:  Peter Ballard
                                  Title: Head of Corporate Restructuring


                              ING BANK N.V., LONDON BRANCH

                              By: /s/ M. Sharman                 /s/ P. Galpin
                                  ----------------------------------------------
                                  Name:  M. Sharman P.           Director
                                  Title: Managing Director

            If this letter correctly sets forth our understanding, please so acknowledge by signing in the space indicated below and returning the enclosed copy of this letter.


J.C. WATERFALL,                                  BENEFICIAL AND/OR
in his individual capacity                       RECORD HOLDER OF
                                                 $3,000,000 OF SENIOR NOTES
/s/ Joann McNiff, Esq.
-----------------------------
   as Attorney-in-fact


PHOENIX PARTNERS, L.P.                           BENEFICIAL AND/OR
                                                 RECORD HOLDER OF
By: /s/ Joann McNiff                             $1,782,000 OF SENIOR NOTES
-----------------------------
    Name:  Joann McNiff
    Title: Authorized Agent


PHAETON INTERNATIONAL (BVI), LTD.                BENEFICIAL AND/OR
                                                 RECORD HOLDER OF
By: /s/ Joann McNiff                             $1,218,000 OF SENIOR NOTES
-----------------------------
    Name:  Joann McNiff
    Title: Authorized Agent


ARCH APLIN,                                      BENEFICIAL AND/OR
in his individual capacity                       RECORD HOLDER OF
                                                 $________ OF SENIOR NOTES
-----------------------------


THE RAPTOR GLOBAL PORTFOLIO LTD.                 BENEFICIAL AND/OR
                                                 RECORD HOLDER OF
                                                 $________ OF SENIOR NOTES

By:
    -------------------------
    Name:
    Title:


THE TUDOR BVI GLOBAL PORTFOLIO LTD.              BENEFICIAL AND/OR
                                                 RECORD HOLDER OF
                                                 $________ OF SENIOR NOTES

By:
    -------------------------
    Name:
    Title:

            If this letter correctly sets forth our understanding, please so acknowledge by signing in the space indicated below and returning the enclosed copy of this letter.

THE ALTAR ROCK FUND L.P.                         BENEFICIAL AND/OR
                                                 RECORD HOLDER OF
                                                 $________ OF SENIOR NOTES

By:
    -------------------------
    Name:
    Title:


TUDOR PROPRIETARY TRADING, L.L.C.                BENEFICIAL AND/OR
                                                 RECORD HOLDER OF
                                                 $________OF SENIOR NOTES

By:
    -------------------------
    Name:
    Title:


JOHN J. GORMAN,                                  BENEFICIAL AND/OR
in his individual capacity                       RECORD HOLDER OF
                                                 $3,500,000 OF SENIOR NOTES
       /s/ J. Gorman
-----------------------------


TEJAS SECURITIES GROUP, INC.                     BENEFICIAL AND/OR
                                                 RECORD HOLDER OF
                                                 $1,000,000 OF SENIOR NOTES
By: /s/ J. Gorman
    -----------------------------
    Name:
    Title:


MBIA INSURANCE CORPORATION                       BENEFICIAL HOLDER
                                                 OF $55,000,000
                                                 OF SENIOR NOTES
By: /s/ Richard Weill
    -----------------------------
    Name:  Richard Weill
    Title: Vice Chairman

            If this letter correctly sets forth our understanding, please so acknowledge by signing in the space indicated below and returning the enclosed copy of this letter.

                                            MAGICSUNNY LIMITED


                                            By: /s/ M. C. Watson
                                                ---------------------------
                                                Name:  M. C. Watson
                                                Title: Chief Executive Officer

            If this letter correctly sets forth our understanding, please so acknowledge by signing in the space indicated below and returning the enclosed copy of this letter.


                                                MICHAEL WATSON,
                                                in his individual capacity

                                                /s/ M.C. Watson
                                                --------------------------

                                                JAMES GIORDANO,
                                                in his individual capacity

                                                /s/ James Giordano
                                                --------------------------

                                                ROBERT LAW,
                                                in his individual capacity

                                                /s/ R. D. Law
                                                --------------------------

                                    Exhibit A

Trenwick Companies

Trenwick Group Ltd.
LaSalle Re Limited
Trenwick America Corporation
Trenwick Managing Agents Limited

Steering Committee of the LoC Banks

JP Morgan Chase Bank
The Royal Bank of Scotland plc
ING Bank N.V., London Branch

The Noteholders

J.C. Waterfall, in his individual capacity
Phoenix Partners, L.P.
Phaeton International (BVI), Ltd.
Arch Aplin, in his individual capacity
The Raptor Global Portfolio Ltd.
The Tudor BVI Global Portfolio LTD.
The Altar Rock Fund L.P.
Tudor Proprietary Trading, L.L.C.
Tejas Securities Group, Inc.
John J. Gorman, in his individual capacity
MBIA Insurance Corporation

Magicsunny

Magicsunny Limited, number 4818520 (to be renamed Talisman Holdings Limited)

MBO Team Signatories

Michael Watson, in his individual capacity
James Giordano, in his individual capacity
Robert Law, in his individual capacity

                                  CONFIDENTIAL

         Summary of Terms and Conditions of Proposed (The "Term Sheet")

                      Chapter 11 Plan and Restructuring for

Trenwick Group Limited ("Trenwick" or "TGL") and its Subsidiaries (collectively, the "Company")

                                 August 6, 2003

This document is for discussion purposes only and is not an offer subject to acceptance. There is no obligation on the part of the Company or any other party until definitive agreements are signed by all concerned parties. This document and the information contained herein is provided for settlement purposes only and shall be governed by Rule 408 of the Federal Rules of Evidence and any and all similar and applicable rules and statutory provisions governing the non-admissibility of settlement discussions.

All (pound)/$ conversions provided in this document are calculated using (pound)1 = $1.6313

A. UK Entities

      1. Trenwick UK Holdings Ltd. ("TUKHL")

            o The signing of definitive documentation is subject to the approval of the Trenwick Board of Directors or its successor.

            o TGL and TAC to enter into a forbearance agreement with Oaks 1-4 in order to preserve TMAL's and Oaks 1-4's financial position to the extent necessary to consummate the transaction.

            o Magicsunny Limited, number 4818520, (a new holding company wholly-owned by (i) current members of management (the "MBO Team") of certain of the Company's UK subsidiaries and (ii) private equity investors that is expected to be renamed Talisman Holdings Limited ("Magicsunny")) to purchase the following Lloyd's entities for a (pound)1 consideration:

                        >     Trenwick Managing Agents Limited ("TMAL")

                        >     Trenwick UK Management Services Limited ("TUKMS")

                        >     Resource Underwriting Pacific Pty Limited
                              ("RUPPL")

                        >     Acorn Corporate Capital Limited ("Acorn")

                        >     Trenwick UK Pension Trustees Limited

                        >     Oak Dedicated Four Limited ("Oak 4")

            The entities purchased by Magicsunny will be free of all obligations to other members of the TGL group.

      o A new holding company ("New Holdco") to be established by LaSalle Re Limited ("LaSalle Re") to ultimately own 100% of the economic interest in Oak Dedicated Limited, Oak Dedicated Two Limited, Oak Dedicated Three Limited and Oak Dedicated Four Limited ("Oaks 1-4") and 20% of the economic interest in CCM1 (a Corporate Capital Member to be formed by Magicsunny to support underwriting for 2004 and subsequent YOAs ("CCM1"). CCM1 to provide (pound)150 million of capacity for 2004 YOA.)(see below).

            In exchange for debt of (pound)19.1m ($31.8m) of Oak 4 and (pound)17.2m ($28.0m) of Oaks 1-3, TAC will receive debt securities in the aggregate of (pound)36.3m ($59.8m) in New Holdco, which will entitle it to profits derived from Oaks 1-4's and CCM1's underwriting. The obligations to New Holdco from Oaks 1-4 will be structured to permit the sale of the Oaks 1-3's NOLs, provided that such structure shall be reasonably acceptable to the Senior Noteholders. Any distributions to TAC from its debt security interests in New Holdco will be payable only after the LoCs have expired and the LoC Banks' claim (as defined herein) has been satisfied in full. For the purposes of this Term Sheet (i) the term "LoC Banks" shall mean the "Banks" as defined in the Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000, among Trenwick America Corporation, Trenwick Holdings Limited, the various institutions party thereto and JP Morgan Chase Bank as Administrative Agent (as amended, modified or otherwise supplemented from time to time, the "Credit Agreement") as well as any person who becomes a "Bank" pursuant to the terms of the Credit Agreement, (ii) the term "Renewing LoC Bank" shall have the meaning of the term the "Renewing Bank" as defined in the Credit Agreement and (iii) the term "Non-Renewing LoC Bank" shall have the meaning of the term the "Non-Renewing Banks" as defined in the Credit Agreement. Except as provided in Section B herein, as used herein, "the LoC

            Banks' claim" means the aggregate amount that the LoC Banks have paid under draws on the LoCs and any legal and professional fees incurred by the LoC Banks in connection with this transaction or the LoCs as extended pursuant hereto.

            Oaks 1-4 will continue to support the underwriting for 2003 and prior YOAs. Syndicate 839 is likely to cease to underwrite following the 2003 YOA.

            Unless otherwise required in a liquidation or in connection with any insolvency proceeding, TGL or its successor will retain TUKHL and all of its other subsidiaries for a period not longer than 18 months from the date herein. Magicsunny will manage the run-off of Oaks 1-4 for third party expenses plus a fixed annual fee of (pound)25,000 per Oak, and will manage the run-off of TUKHL and all other non-acquired subsidiaries of TUKHL for third party expenses plus a fixed annual fee of (pound)50,000. TGL or its successor and LaSalle Re or its successor will hold Magicsunny harmless to the extent customary for transactions of this type solely with respect to these run-off functions. As required by UK company law the entities not acquired by Magicsunny will enter into administration or liquidation proceedings. In the event of a sale of TIL, no expenses related to the run off/winding up of these companies will affect the value of any TIL distributions to the LoC Banks.

      o A new syndicate is likely to be formed for the 2004 YOA. Capital will be provided by new Corporate Capital Members ("CCMs") (in which Magicsunny will own 100% of the ordinary shares) for 2004 through 2006 YOAs:

            The economic interests in CCM1 will be attributable to separate classes of B and C shares, representing 80% and 20% respectively of the economic interest in CCM1.

            New Holdco to be allotted 25% of the B shares of CCM1; provided that
            (i) no distributions will be paid from CCM1 to the holders of the B shares on account of such shares until the LoCs have expired and the LoC Banks' claim has been satisfied in full and (ii) the holder of the C shares shall not be entitled to any payments from CCM1 on account of such shares in excess of $10 million in the aggregate until the LoCs have expired and the LoC Banks' claim has been satisfied in full. The Renewing LoC Banks to be allotted 75% of the B shares of CCM1.

            Magicsunny to be allotted the C shares in CCM1. For the avoidance of doubt, in the event that there are losses on 2003 and prior YOA, the Renewing LoC Banks will only have a claim on profits attributable to the C shares to the extent of profits in excess of $10 million.

            The LoC Banks' FaL will be used to support CCM1's underwriting (as well as that of Oaks 1-4). Cross guarantees will be required between Oaks 1-4 and CCM1. CCM1 and Oaks 1-4 will enter into a deed of priority subject to Lloyd's approval providing for the order of draw down of FaL. In the event of a deficit in Oaks 1-4, the order of draw down shall be (i) Oaks 1-4's cash, (ii) CCM1's cash relating to CCM1's B shares and any amount of cash in excess of the $10 million attributable to the C shares that has not already been distributed to the holder of the C shares on account of such shares or is attributable to (iv) below, (iii) the LoCs, (iv) the first $10 million of CCM1's cash relating to CCM1's C shares that has not already been distributed to the holders of the C shares on account of such shares. In the event of a deficit in CCM1, the order of draw down shall be (i) all CCM1's cash, (ii) Oaks 1-4's cash, (iii) the LoCs.

            Magicsunny will provide FaL for a Corporate Capital Member to be formed by Magicsunny to support underwriting for 2004 and subsequent YOAs ("CCM2"). CCM2 to provide (pound)50 million of capacity for 2004 YOA. CCM2 will not enter into a cross deficit clause or cross guarantees with CCM1 or Oaks 1-4.

            The Renewing LoC Banks' voting rights and control over CCM1 to be determined in a manner satisfactory to the Renewing LoC Banks and Magicsunny.

      o Additional capacity, currently estimated at (pound)50m, will be raised from third parties sufficient to provide, in conjunction with Magicsunny, a total stamp capacity of (pound)250m. To the extent that Magicsunny agrees to a reduction in the Renewing LoC Banks' underwriting commitment for 2004-2006, or the RBC ratio is lowered, resulting in a surplus amount of FaL, the Renewing LoC Banks could in their sole discretion reduce the outstanding LoCs (subject to Lloyd's approval) dollar-for-dollar.

      o The Renewing LoC Banks will extend the LoC commitment (as reduced by the points below) in order to support underwriting 2004-2006 YOAs. The LoCs will be evergreen, but subject to annual notice of cancellation, at the Renewing LoC Banks' discretion, in the event of non-compliance with the terms and conditions for extending the LoC commitment as agreed upon by the Renewing LoC Banks and Magicsunny. No LoC fees will be charged, subject to Section B below.

            Current cash FaL of approximately (pound)16m ($26.7m) to be used as part of the interavailable FaL: for the benefit of CCM1 and Oaks 1-4 with such cash FaL continuing to be subordinated (subject to Lloyd's approval) to the LoC Banks' FaL.

            The Renewing LoC Banks will make available to CCM1 FaL to support (pound)150m of capacity for the 2004 YOA (the current proposed FaL structure has been agreed by Lloyd's in their letter of 9 July 2003) and as much capacity as possible for the 2005 and 2006 YOAs, not exceeding (pound)150m and not requiring an increase in the LoC Banks' FaL. Any surplus LoCs may then be released.

            LoCs to be denominated in a currency to be agreed upon by the Renewing LoC Banks and Magicsunny.

            As agreed by Lloyd's, the proceeds of any sale of Oaks 1-3 NOLs will be substituted as FaL, with a corresponding reduction of the LoCs of not less than (pound)12m on or before the Coming into Line date, without which the LoC Banks shall have no obligation whatsoever to extend the LoCs in connection with this transaction, or proceed with this transaction in any way (other than permitting the reimbursement of Magicsunny's fees by TMAL as set out below). 50% of the gross proceeds received as consideration for the sale of the NOLs in excess of 6.6% and 25% of any proceeds received in excess of 7% will be paid as an incentive fee to Magicsunny, provided that the incentive fee will only be payable to the extent that the reduction of the LoCs is not less than (pound)12m.

      o     Other terms of the sale to Magicsunny:

            TMAL to run-off Syndicate 839 and receive a fixed run-off fee per annum. The effective margin of the fixed annual run-off fee, based on the current estimate of the run-off expenses, is as follows:

            Calendar Year                     2003        2004       2005       2006       2007       Total
            Estimated expenses ((pound)m)     12.7        9.0        5.3        2.7        2.4        32.1

            Run-off fee ((pound)m)            2.0         1.25       0.75       0.5        0.25       4.75

            -------------------------------------------------------------------------------------
            Effective margin (%)              15.7        13.9       14.2       18.5       10.4       14.8

            The run-off fee for the 2003 calendar year will be paid in full concurrent with the closing of the transaction. The run-off management agreement terminates at the end of 2007, at which time third party bids may be invited as appropriate. (This will not be necessary if all the open years have been closed by the end of
            2007).

            For 2002 YOA, the Managing Agent will receive 15% profit commission from the Syndicate.

            For 2003 YOA, the Managing Agent will receive a 1.5% management fee and a 25% profit commission from the Syndicate. The management fee will be paid in full to TMAL concurrent with the closing of the transaction, net of management fees already paid for the YOA. For the avoidance of doubt, the Managing Agent will continue with its existing fee and profit commission arrangements in respect of Acorn and other capacity providers.

            For 2004-2006 YOAs, the Managing Agent will receive a 1% management fee and a 25% profit commission on the underwriting participation of CCM1. A standard 2 year deficit clause will be applied.

            To the extent that CCM1's capacity is less than (pound)150m for 2004 and subsequent years of account, the Managing Agent's fee will be increased from 1% by 0.1% for every (pound)7.5 million reduction from CCM1's capacity up to a maximum of 2%.

            For every (pound)100 of the LoCs cancelled undrawn (prior to expiry), the LoC Banks will pay Magicsunny an incentive fee of (pound)2, payment of which by the LoC Banks does not get added to any claim by the LoC Banks. No incentive fee will be applied to any reduction in the LoC as part of this transaction or the sale of any tax losses or any reduction from any other sources contemplated in this term sheet including, but not limited to, reductions in connection with distributions from LaSalle Re and LaSalle Re Holdings Limited ("LSH") and Trenwick's US operations.

            Syndicate expenses will bear a (pound)700,000 charge in respect of the MBO Team's bonus arrangements for the 2003 YOA. For the avoidance of doubt, no amount will be charged to the 2004-2006 YOAs in respect of the MBO Team's bonuses.

            Benefits accruing to members of the MBO Team from change of control provisions will be waived. Any other syndicate restructuring costs (but not Magicsunny's transaction costs) relating to the proposed transaction e.g. redundancy costs associated with lines of business to be discontinued in 2003, dilapidation costs in respect of leasehold premises to be surrendered in 2003 etc. (currently estimated to be approximately (pound)4m) will be borne by the 2003 YOA, as they form part of the cost to existing capital providers of ensuring the transaction occurs.

            Management of Magicsunny will cooperate to a reasonable extent with respect to any insolvency proceedings of non-purchased UK entities as requested to do so by TGL and/or the LoC Banks. Any costs incurred in respect of this cooperation will be borne by the non-purchased UK entities subject to the availability of funds but in no event by Magicsunny.

            If the transaction does not close and such failure to close is not caused by Magicsunny and/or Englefield Capital (or any of their representatives, agents or assigns), TMAL will pay Magicsunny an amount equal to Magicsunny's reasonable fees and expenses in connection with this transaction, including application fees, up to an aggregate amount of $1.5 million (including any VAT if applicable) upon TMAL's receipt of evidence of such fees and expenses reasonably satisfactory to TMAL.

      o The NOLs of Oaks 1-3 are to be sold (subject to Lloyd's and BMA's approvals).

            It will be a term of the sale of Oaks 1-3's NOLs that 2003 will be their last underwriting YOA.

            As described above, proceeds from the sale of the NOLs of approximately (pound)200m (estimated to be (pound)12.0m after consideration to TIL of approximately (pound)1.3m, transaction costs and incentive fees) will remain in Oaks 1-3 as subordinated FaL and any consequent LoC reduction will result in a dollar-for-dollar reduction of the LoCs.

            TGL will work with the regulators to exchange the inter-company payables totalling (pound)17.2m ($28.8m) due from Oaks 1-3 to TAC for debt securities in New Holdco, which will not be discounted in any manner nor attract any interest. The debt securities will contain terms and conditions that will enable the NOLs to be realised.

            To the extent allowed by applicable law, as required by the purchaser of the NOLs and Lloyd's, all creditors and shareholders of Oaks 1-4 and the parties hereto undertake not to instigate insolvency proceedings against Oaks 1-4 and to facilitate such restructuring of Oaks 1-4 as may be required.

            Oaks 1-4 to retain all profit (net of profit commissions, Managing Agent's fees, repayments to the LoC Banks for all LoC drawings, distributions to Berkshire Hathaway and Swiss Re, and the run-off management fee) arising from 2003 and prior YOAs. Any such amounts will not be distributed and will be used as subordinated cash FaL and/or used to repay LoC drawings until LoCs have expired and are released and the LoC Banks' claim has been satisfied in full.

      o No profits will be distributed from New Holdco, other than to the Renewing LoC Banks, until the LoCs have expired and the LoC Banks' claim has been satisfied in full.

            > Thereafter, they will be applied to discharge the debt securities held by TAC.

            >     Thereafter, they will be distributed to LaSalle Re.

            > Thereafter, they will be distributed to LSH to satisfy the claims of holders of the Series A LSH Perpetual Preferreds.

            > Thereafter, any residual value in New Holdco will be distributed to TGL or its successor in interest.

      o Except as otherwise stated herein as to future interest, the LoC Banks will agree to release or terminate the following fee arrangements under the current $182.5 million LoC facility:

            >     LoC fees in the aggregate amount of $6.9 million due 2Q-4Q
                  2003

            >     15% profit sharing for 2002-2003 YOAs at Lloyd's

            >     PIK Notes

            >     Right to receive additional security in Oaks 1-4 entities

            >     Future accrued interest

      o LoC Banks' right to receive any distribution from the TAC Escrow (referred to below) shall be based on a maximum claim (the "Banks' Maximum Claim") determined as follows: the amount of the LoCs that have been drawn at the time the LoCs are ultimately released minus all of the following: any recovery by the LoC Banks from Oaks 1-4, profits from CCM1, recoveries from TGL, LaSalle, LSH, THL or payments from any other source. However, notwithstanding any reduction in the Banks' Maximum Claim, the percentage recovery from TAC agreed upon with the Senior Noteholders shall remain unchanged and will be capped at the Banks' Maximum Claim.

      o Any proceeds of drawn LoCs not used by Lloyd's and returned to Oaks 1-4 shall first be used to repay the LoC Banks for such drawings.

      o No security interest in the assets or equity in Oaks 1-4 will be granted to any party.

      o Except as provided below, neither Magicsunny nor any of the companies to be acquired by Magicsunny under this agreement, will be responsible for any restructuring costs incurred by the LoC Banks, the Senior Noteholders or Trenwick Group. To the extent allowed by applicable law, all legal and other costs of the LoC Banks, estimated to be $2.5m and to be evidenced by invoices, incurred in relation to the transaction incurred after 30 June 2003 will be paid for as follows: (i) the first $1.0m by TGL; (ii) the next $1.25m by Oaks 1-4 to the extent possible, thereafter by TUKHL and its subsidiaries not acquired by Magicsunny, and finally to the extent necessary by Magicsunny; and (iii) thereafter in a manner to be determined; provided that (a) the amount in clause (i) shall be prefunded and the amount in clause (ii) above shall be prefunded to the extent of $0.75m, but no amounts shall be paid out of TAC in any event, (b) the amounts in clauses (i) and (ii) above shall be payable regardless of whether the transaction is closed (excepting the contribution by Magicsunny, if any which shall be payable only if the transaction closes), and (c) to the extent that there is excess cash at TGL on or after the closing of the transaction estimated at this time to be $0.27m), such excess cash shall be used to reduce the amounts paid, if any, pursuant to clause (ii) above (with priority to Magicsunny) and/or pay such legal and other costs payable pursuant to clause (iii) above; provided also that no further charges of any kind are levied on the Trenwick Lloyd's entities by TGL or its affiliates (other than direct reimbursement of pre-agreed expenses) after June 30, 2003. To the extent allowed by applicable law, legal and other costs of the LoC Banks incurred subsequent to completion of the transaction and in relation to subsequent calendar years, to be borne as follows:

            (i) until December 31, 2006, (a) 80% by Oaks 1-4, or failing that, syndicate 839 and (b) 20% by CCM1. To the extent that CCM1 has insufficient funds to cover its 20% share, Oaks 1-4, or failing that, syndicate 839 will advance such funds as are necessary to pay the costs of the LoC Banks in full. CCM1 will reimburse Oaks1-4 or syndicate 839, to the extent applicable, for any funds advanced on its behalf, when funds become available to CCM1; and

            (ii) after December 31, 2006, entirely by CCM1, or failing that, CCM1's interest in the on-going syndicate.

      2. Trenwick Holdings Ltd. ("THL")

                  o Unless otherwise required by a liquidator or in connection with any insolvency proceeding, or to the extent otherwise agreed to by the parties hereto, THL and its subsidiaries to be retained by TGL for a period not longer than eighteen months.

            > As required by UK company law, the entities will enter into administration or liquidation proceedings.

                  o     Upon a sale by THL of Trenwick International Limited
                        ("TIL")

            > The LoC Banks will be entitled to future distributions, if any, from TIL under the acquisition agreement (the "Acquisition Agreement").

            > Recovery by the LoC Banks from proceeds of the Acquisition Agreement will result in a dollar-for-dollar reduction in the LoC Banks' claim.

            > Thereafter, any residual value will be distributed to THL and thereafter to TGL or its successor and interest.

            > THL, and its subsidiaries TMS and SRU, to be retained by TGL. As required by UK company law, the entities will enter into administration or liquidation proceedings.

            > The existing Lloyd's lease (currently held by TMS) will be transferred to TMA for a consideration of (pound)500,000 (payable out of the cash sales proceeds of TIL), to cover potential shortfall in rent from future subletting and costs of dilapidation.

            > THL to retain the net cash sales proceeds (but not any distributions from the Acquisition Agreement) of TIL to fund run-off obligations of THL and its subsidiaries.

                  o Runoff management of THL and any remaining subsidiaries will be determined by TGL and shall be reasonably satisfactory to the LoC Banks.

                        - Any distributions from THL will be made first to the LoC Banks until the LoCs have expired and the LoC Banks' claim has been satisfied in full.

                        - Any residual value will be distributed to TGL or its successor in interest.

B. Trenwick America Corporation ("TAC")

            o A Liquidating Trust will be established to hold the assets of TAC. The Trust shall be managed by the Liquidating Trustee. The Trust Agreement will provide for a distribution waterfall as provided below.

            o TAC will cooperate with the Senior Noteholders in the selection of the run-off manager for the U.S. insurance operating companies

            o     TAC's "cash flow available" is defined as

      > Dividends received from TARCO (including from InsCorp), after payment by TARCO to the run-off manager [TBD] of the U.S. operations for incentive fee [TBD]. This fee to have been agreed in advance by the Senior Noteholders; plus

      > Distributions from New Holdco in respect of its debt securities following the expiry of the LoCs and satisfaction in full of the LoC Banks' claim; plus

      >     All amounts received by TAC from any other source; less

      >     Liquidating Trust expenses [TBD]

            o Distribution of TAC's "cash flow available" is to be as follows:

      > The first cash flow available shall be distributed pro rata to the Senior Noteholders, holders of the CI Notes, TARCO and InsCorp (to the extent their inter-company obligations have not been previously satisfied through setoff or otherwise released), until the Senior Noteholders have received $35 million in the aggregate.

      > Thereafter, cash flow available will be distributed 68% to the Senior Noteholders, 29% to the LoC Banks (except to the extent set forth below) and 3% to holders of the CI Notes until the Senior Noteholders and CI Notes are paid to the extent of the fixed amounts set forth below. The inter-company obligations to TARCO and InsCorp will be paid on a pro rata basis with the Senior Notes, the LoC Banks and the CI Notes (if they have not been previously satisfied through setoff or otherwise released).

                  - For purposes of the preceding two paragraphs, the Senior Noteholders' claims are assumed to be fixed at $75.0 million and the CI Noteholders' claims are assumed to be fixed at $2.2 million.

                  - The 29% distribution to the LoC Banks is to be placed in an escrow ("TAC Escrow") until the earlier of the date upon which the LoCs (i) are drawn, (ii) expire or (iii) are released. At that time, the escrow shall be distributed to the LoC Banks to the extent of the Banks' Maximum Claim or the amount in escrow, whichever is less. In the event that the LoC Banks receive further payment on their claim after the distribution to the LoC Banks of the TAC Escrow, the LoC Banks shall return funds to TAC to the extent that the receipt of such funds prior to the distribution of the escrow would have caused a lesser amount to be distributed from the escrow. In the event that the LoC Banks secure a distribution from the TAC Escrow and the LoC has expired and the LoC Banks' claim has been fully satisfied, TAC shall be subrogated to the LoC Banks' rights to receive distributions from LaSalle, LSH, THL, TGL and any other entity currently a subsidiary or affiliate of TGL, and from New Holdco (but in any event it shall not be subrogated to any distributions the LoC Banks receive from CCM1 on account of their B shares) as respects payments made to the LoC Banks from the TAC Escrow.

      > Thereafter, payments shall be made to the Senior Noteholders, the CI Notes and the TARCO and InsCorp claims until such claims are paid in full.

                  - The Senior Noteholders reserve their rights to seek permission to accrue interest and/or seek payment in the future of such interest with respect to their claim. To the extent that the Senior Noteholders are paid such interest and/or fees on account of their claim, the LoC Banks reserve their rights to seek payment of interest on the aggregate amount of their claim at the same rate of interest as the Senior Noteholders for the same period as paid to the Senior Noteholders; provided that any such payment or accrual of interest in connection herewith shall have no effect on the distribution percentages determined in this Section B. Any such interest will not be a claim against Magicsunny or any of its subsidiary undertakings, including CCM1. The Company, for itself and any successor, reserves the right to object to any request by the Senior Noteholders and/or the LoC Banks for accrual of interest and/or payment of any interest after the commencement of a bankruptcy case or receipt of any distribution with respect thereto.

      > Thereafter, cash flow will be distributed by the Liquidating Trustee to the holders of the Trust Preferreds. Any residual value will be distributed to TGL or its successor in interest

C. Bermuda Entities

      1. Trenwick Group Ltd. ("TGL")

            o TGL will seek the appointment of a provisional liquidator in Bermuda. Any distributions from TGL will be made to the LoC Banks to either, or both to the extent applicable, reduce the LoC Bank's claims and/or cash collateralize the LoCs until the LoCs have expired and the LoC Banks' claim has been satisfied in full.

      2. LaSalle Re Holdings Ltd. ("LSH")

            o Run-off management of LaSalle Re to be determined by TGL and shall be reasonably satisfactory to the LoC Banks. Oaks 1-4 to be managed and run off by Magicsunny. New Holdco to be managed by Magicsunny and no management fees will be incurred and New Holdco will pay its own expenses.

            o Recovery from the LaSalle Re run-off will be distributed to the LoC Banks

      > Recovery by the LoC Banks from proceeds of the run-off will either, or both to the extent applicable, reduce the LoC Banks' claim and/or cash collateralize the LoCs until the LoCs have expired and the LoC Banks' claim has been satisfied in full

      > Thereafter, profit from the run-off will be distributed to the holders of the Series A LSH Perpetual Preferreds

      > Thereafter, any residual value will be distributed to TGL or its successor in interest

            o No profits will be distributed from New Holdco, other than to the LoC Banks, until the LoCs have expired and the LoC Banks' claim has been satisfied in full.

      > Thereafter, the profits will be applied to discharge in full the debt securities held by TAC.

      >     Thereafter, the profits will be distributed to LaSalle Re.

      > Thereafter, pending BMA approval, the profits will be distributed to LSH to satisfy the claims of holders of the Series A LSH Perpetual Preferreds.

      > Thereafter, any residual value will be distributed to TGL or its successor in interest.

D. Reductions of LoC Banks' Commitments and Reimbursement of LoC Banks' Draws

For the avoidance of doubt and notwithstanding anything to the contrary contained herein: (i) each LoC Bank's commitment under the LoCs shall be reduced pro rata by the proceeds of any sale of Oaks 1-3 NOLs substituted as FaLs as contemplated herein; (ii) any other reduction in the LoCs shall be applied first to reduce each Renewing Bank's LoC commitment pro rata until each Renewing Bank's LoC commitment has been terminated and second to reduce the Non-Renewing Bank's LoC commitment pro rata; and (iii) any collateral provided to secure the LoCs shall secure the obligations to each Renewing LoC Bank.

E. Implementation

A restructuring of the debt of the Company will occur in the context of controlled bankruptcy or insolvency proceeding based upon this term sheet and a letter of intent that have been pre-negotiated with two constituencies, ie the LoC Banks and the Senior Noteholders.

TAC will file Chapter 11 proceedings in the United States in the Bankruptcy Court for the District of Delaware. TGL and LSH will enter into formal filings in Bermuda and/or the United States.

TUKHL, THL and the remaining subsidiaries of TGL will consider insolvency proceedings if necessary to effectuate the transaction.

Votes on the Plan will be solicited in any Chapter 11 cases.

Consideration will be given to the desirability of schemes of arrangement being implemented under Bermuda law in respect of TGL and La Salle Re Holdings.

On or before forty-five (45) days after the petition date for TAC, TAC will use its best efforts to seek Bankruptcy Court approval to retain a consultant under terms reasonably acceptable to the Senior Noteholders to investigate and assist TAC in pursuing avenues of recovery and estate maximization beyond the traditional insurance runoff recoveries. The LoC Banks reserve their rights to object to this relief.

F. Releases

The transaction will include a full general discharge and release of liability in favor the LoC Banks, the Senior Noteholders, Magicsunny and each of the respective principals, employees, agents, representatives, consultants, shareholders and professionals thereof as well as the Company's officers, directors, employees, agents, representatives, consultants, shareholders, and those professionals retained by the Company to the extent such professionals were retained on or after September 1, 2002 in connection with restructuring, financial and related matters, from any and all claims and causes of action arising from actions or omissions including, without limitation, any and all claims arising from the actions taken or not taken in connection with the restructuring, the matters referred to herein and the operations of the Company; provided, however, that the general discharge and release shall not apply to acts and omissions of officers and former officers of TGL, TAC and TAC's insurance operating subsidiaries (other than any such officer currently serving on the TGL Board of Directors) which took place prior to January 1, 2003.